Exhibit 21

SUBSIDIARIES OF REGISTRANT
As of December 31, 2010

Jurisdiction of
Incorporation
Name of Subsidiary	or Formation

1st Elite Home Loans, LLC	DE
Atrium Insurance Corporation	NY
Atrium Reinsurance Corporation	VT
Axiom Financial, LLC	UT
Cartus Home Loans, LLC	DE
Canadian Lease Management Ltd.	Canada
Century 21 Mortgage Corporation	MA
Chesapeake Finance Holdings LLC	DE
Chesapeake Funding LLC	DE
Coldwell Banker Home Loans, LLC	DE
Coldwell Banker Mortgage Corporation	MA
D. L. Peterson Trust	DE
Dealers Holding, Inc.	MD
Domain Distinctive Property Finance Corporation	MA
DRH Funding LLC	DE
Driversshield.com FS Corp.	NY
Edenton Motors, Inc.	MD
ERA Home Loans, LLC	DE
ERA Mortgage Corporation	MA
First Fleet Corporation	MA
First Fleet Master Titling Trust	DE
Fleet Leasing Receivables Trust	Canada
FLR GP1 Inc.	Canada
FLR GP2 Inc.	Canada
FLR LP Inc.	Canada
Haddonfield Holding Corporation	DE
Instamortgage.com Corporation	MD
J.W. Geckle Trust	MD
JHH Partnership	MD
Landover Mortgage, LLC	WA
Long Island Mortgage Group, Inc. (dba Corcoran Capital; L’Argent Funding Consultants; Home Key Mortgage Bankers; Royal Capital; Manhattan Island Capital; Long Island Mortgage Resources; NYC Capital; Madison Avenue Capital)	NY
MortgageSave.com Corporation	MA
NE Moves Mortgage, LLC	MA
Pacific Access Mortgage, LLC	HI
PHH (Bermuda) Holdings Ltd.	Bermuda
PHH Auto Finance LLC	MD
PHH Broker Partner Corporation	MD
PHH Canadian Holdings, Inc.	DE
PHH Caribbean Leasing, Inc.	MD

Jurisdiction of
Incorporation
Name of Subsidiary	or Formation

PHH Charitable Trust	U.K.
PHH Continental Leasing, LLC	MD
PHH Corner Leasing, Inc.	MD
PHH Corporate Services, Inc.	DE
PHH de Brasil Paricopaceos Ltda.	Brazil
PHH Financial Services LLC	MD
PHH Fleet Lease Receivables L.P.	Canada
PHH Home Loans, LLC (dba Sunbelt Lending Services; Hamera Home Loans; ERA Home Loans; Burnet Home Loans; Coldwell Banker Home Loans; Cartus Home Loans; First Capital; Preferred Mortgage Group)	DE
PHH Leasing of Canada Ltd	Canada
PHH Market Leasing, Inc.	MD
PHH Milford Leasing, Inc.	MD
PHH Mortgage Capital LLC	DE
PHH Mortgage Corporation	NJ
PHH Mortgage Services Corporation	MD
PHH Preferred Mortgage, LLC	DE
PHH Services B.V	Netherlands
PHH St. Paul Leasing, Inc.	DE
PHH Sub 1 Inc.	DE
PHH Sub 2 Inc.	DE
PHH Vehicle Management Services Group LLC	DE
PHH Vehicle Management Services, Inc.	Canada
PHH Vehicle Management Services, LLC (dba PHH Arval)	DE
Preferred Mortgage Group, LLC	DE
Princeton Commercial Lending, Inc.	CA
Raven Funding LLC	DE
RMR Financial, LLC (dba Princeton Capital; Mortgage California)	CA
Speedy Title & Appraisal Review Services LLC	DE
VMS Holdings LLC	DE
Williamsburg Motors, Inc.	MD